EXHIBIT 24.4


                                POWER OF ATTORNEY
                                -----------------

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned, Comptroller and Chief Accounting Officer of TEXACO INC., a Delaware corporation (the "Company"), hereby appoints MICHAEL H. RUDY and CALLI P. CHECKI, and either of them (with full power to act without the other) as the undersigned's attorneys-in-fact and agents, with full power and authority to act in any and all capacities for and in the name, place and stead of the undersigned in connection with the filing of: (i) any and all registration statements and all amendments and post-effective amendments thereto (collectively, "Registration Statements") under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, and any all registrations, qualifications or notifications under the applicable securities laws of any and all states and other jurisdictions, with respect to the securities of the Company of whatever class, including without limitation thereon the Company's Common Stock, preferred stock and debt securities, however offered, sold, issued, distributed, placed or resold by the Company, by any of its subsidiary companies, or by any other person or entity, that may be required to effect: (a) any such filing, (b) any primary or secondary offering, sale, distribution, exchange, or conversion of the Company's securities, (c) any acquisition, merger, reorganization or consolidation involving the issuance of the Company's securities, (d) any stock option, restricted stock grant, incentive, investment, thrift, profit sharing, or other employee benefit plan relating to the Company's securities, or (e) any dividend reinvestment or stock purchase plan relating to the Company's securities; (ii) the Company's Annual Report to the Securities and Exchange Commission on Form 10-K, and any and all amendments thereto on Form 8 or otherwise, under the Securities Exchange Act of 1934, as amended ("Exchange Act"), and (iii) Statements of Changes of Beneficial Ownership of Securities on Form 4 or Form 5 (or such other forms as may be designated from time to time for such purposes), pursuant to Section 16(a) of the Exchange Act.

     Without limiting the generality of the foregoing grant of authority, such attorneys-in-fact and agents, or either of them, are hereby granted full power and authority, on behalf of and in the name, place and stead of the undersigned, to execute and deliver all such Registration Statements, registrations, qualifications, or notifications, the Company's Form 10-K, any and all amendments thereto, statements of changes, and any all other documents in connection with the foregoing, and take such other and further action as such attorneys-in-fact and agents, or either of them, deem necessary or appropriate. The powers and authorities granted herein to such attorneys-in-fact and agents, and either of them, also include the full right, power and authority to effect necessary or appropriate substitutions or revocations. The undersigned hereby ratifies, confirms, and adopts, as the undersigned's own act and deed, all action lawfully taken pursuant to the powers and authorities herein granted by such attorneys-in-fact and agents, or either of them, or by their respective substitutes. This Power of Attorney expires by its terms and shall be of no further force and effect on December 31, 2002.

     IN WITNESS WHEREOF, the undersigned has hereunto set his name as of the 31st day of March, 2001.


                                       /s/ George J. Batavick
                                       ----------------------------------------
                                       George J. Batavick
                                       Comptroller and Chief Accounting Officer
                                       (Principal Accounting Officer)